Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Barbara Doyle Investor Relations contact 651-236-5023

NEWS	January 16, 2019

H.B. Fuller Reports Fourth Quarter and Fiscal Year 2018 Results

Fourth Quarter Organic Revenue Growth of 4 percent7;

Fourth Quarter Reported Diluted EPS of $0.79;

Adjusted Diluted EPS of $0.902 increased 27 percent versus Q4’17;

Debt pay down of $204 million in 2018 exceeded target;

Fiscal Year 2019 Adjusted Diluted EPS Guidance is $3.15 to $3.45

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for the fourth quarter and fiscal year ended Dec. 1, 2018.

Items of Note for Fourth Quarter 2018:

■	Cash flow from operations of $146 million up versus $70 million in the fourth quarter of 2017; debt pay down of $204 million in fiscal 2018, exceeding the company’s target of $170 million;
■	Net revenue of $768 million, up 13 percent versus fourth quarter of 2017. Organic revenue up 4 percent[7], driven by pricing and double-digit growth in Engineering Adhesives;
■

Net income of $41 million or $0.79 of earnings per diluted share (EPS), compared with a net loss in the fourth quarter of 2017; adjusted net income of $47 million[2], or $0.90[2] adjusted EPS, up 27 percent;

■	Gross margin up 240 basis points and adjusted gross margin[5] up 150 basis points versus fourth quarter of 2017;
■	Adjusted EBITDA of $121 million[2] up 30 percent year-over-year, driven by acquisitions, strategic pricing gains and acquisition synergies; up 8 percent on a pro-forma basis for Royal[1];
■	Adjusted EBITDA margin of 15.7 percent[2] increased compared with fourth quarter 2017 margin of 13.7 percent[2], and 14.2 percent, on a pro-forma basis including Royal[1];

■	Integration of Royal Adhesives on target with $5 million of incremental cost synergies in the fourth quarter and $15 million of cost synergies in fiscal 2018.

Items of Note for 2019 Guidance:

■	Assumes challenging macroeconomic conditions continue in China and around the globe, the U.S. dollar remains strong and raw materials prices will be generally flat to 2018;
■	Organic revenue growth of 3 to 5 percent, or net revenue growth of 1 to 2 percent reflecting unfavorable foreign currency impact estimated to be 2 to 3 percent;
■	Adjusted diluted EPS of $3.15 to $3.45; up approximately 10 percent at the midpoint;
■	Adjusted EBITDA of $465 to $485 million; up approximately 6 percent at the midpoint;
■	Core tax rate of between 26 and 29 percent;
■	Approximately $100 million of capital expenditures;
■	Debt repayment of $200 million, on-track to the company’s deleveraging targets.

Fourth Quarter 2018 Key Financials:

($ in Millions)	Reported			Adjusted/Proforma
	2018	2017	% Change	2018	2017	% Change
Net Revenue	768	678	+13%	768	771[1]	-0.3%
Gross Profit Margin	27.3%	24.9%	+240bps	28.1%[5]	26.6%[5]	+150bps
Net Income	41	(7)	N/A	47[2]	37[2]	+27%
Diluted EPS	$0.79	($0.13)	N/A	$0.90[2]	$0.71[2]	+27%

Summary of Fourth Quarter 2018 Results:

Net revenue for the fourth quarter of 2018 of $768 million increased 13 percent compared with the fourth quarter of 2017. Organic revenue grew 3.8 percent7, driven by pricing improvements and double-digit growth in Engineering Adhesives.

Gross profit margin was 27.3 percent, compared with 24.9 percent in the same period in 2017 and adjusted gross profit margin of 28.1 percent5 increased 150 basis points versus last year, driven by strategic pricing gains, raw material sourcing synergies and lower manufacturing costs. Selling, General and Administrative (SG&A) expense was $140 million compared with $151 million last year. Adjusted SG&A expense of $131 million6 increased compared with $117 million in the fourth quarter of 2017, primarily due to the impact of acquisitions. Adjusted SG&A expense declined by $2 million, on a pro-forma basis for Royal1.

Net income for the fourth quarter of 2018 was $41 million, or $0.79 per diluted share, compared with a net loss of $7 million, or ($0.13) per share in the same period last year, and adjusted net income of $47 million2, or $0.902 adjusted EPS, increased 27 percent compared with $37 million2, or $0.712 adjusted EPS, versus last year. Adjusted EBITDA was $121 million2, up 30 percent compared with the prior year, with increases in all five operating segments. Adjusted EBITDA was up 8 percent on a proforma basis including Royal8.

“Our strategy to gain share in Engineering Adhesives, manage margins through effective pricing and leverage acquisition synergies continues to drive success at H.B. Fuller,” said Jim Owens, president and chief executive officer. “We achieved solid organic revenue growth in the quarter driven by pricing gains and double-digit growth in Engineering Adhesives. Foreign currency exchange rates and slower growth in China impacted our results more than we anticipated in our financial guidance for the fourth quarter. Despite these challenging macroeconomic factors, we increased adjusted EBITDA by 8 percent, doubled cash flow from operations compared with the fourth quarter of last year and paid down $204 million of debt in 2018, exceeding our $170 million target.”

Full Year 2018 Summary:
Net revenue for the 2018 fiscal year of $3,041 million increased 32 percent compared with fiscal 2017. Organic revenue grew by 3.77 percent year-over-year, driven by pricing gains and double-digit growth in Engineering Adhesives.

Gross profit margin of 27.5 percent increased 130 basis points compared with fiscal 2017 and adjusted gross profit margin of 27.9 percent5 increased 60 basis points versus last year. Net income for fiscal 2018 was $171 million, or $3.29 per diluted share, compared with net income of $59 million, or $1.15 per diluted share in fiscal 2017, and adjusted net income of $156 million2, or $3.002 per diluted share, increased 23 percent compared with $1272 million, or $2.452 per diluted share, in fiscal 2017. Adjusted EBITDA of $449 million2 was up 50 percent compared with the prior year, and increased 7 percent on a proforma basis including Royal8.

Balance Sheet and Cash Flow:

At the end of the fourth quarter of 2018, the Company had cash on hand of $151 million and total debt equal to $2,248 million, of which approximately 70 percent had a fixed interest rate. This compares to cash and debt levels equal to $150 million and $2,364 million, respectively, in the third quarter of 2018. Cash flow from operations in the fourth quarter was $146 million compared to $70 million for the same period in 2017, reflecting the increased profitability of the business and improved working capital management. Capital expenditures were $22 million in the fourth quarter of 2018, compared with $19 million in the same period last year.

Financial Guidance:

For fiscal year 2019, the company anticipates adjusted EPS of $3.15 to $3.45 and adjusted EBITDA of $465 to $485 million. Full year organic revenue growth is expected to be 3 to 5 percent compared with 2018, with net revenue growth of approximately 1 to 2 percent including an estimated unfavorable impact from foreign currency exchange rates of 2 to 3 percent. The company’s core tax rate, excluding the impact of discrete items, is expected to be between 26 and 29 percent. H.B. Fuller expects to invest approximately $100 million in capital items in 2019.

“In 2019 we will focus on driving solid organic revenue growth and margin improvement, achieving our committed cost and revenue synergies, and delivering $200 million of debt repayment. Engineering Adhesives will continue to grow into a larger and more profitable part of our business in 2019 and going forward,” Owens said. “In terms of guidance sensitivity, we are projecting a continued strong US dollar and China weakness along with relatively neutral raw material prices outside of China in 2019. Raw material demand and prices are currently declining in China and that trend may expand to the rest of the world if tariff and trade disputes persist. If raw material demand and prices start to decline in the rest of the world, our second half 2019 margins could be favorably impacted, resulting in EPS and EBITDA above the midpoint of our guidance range.

Owens continued, “We estimate that currency fluctuations and China impacted our 2019 guidance by approximately $40 million versus our original long-term forecast. Adjusting for these factors, our underlying EBITDA growth rates in 2018 and 2019 are in line with our original forecast of about 10 to 12 percent, and we anticipate annual EBITDA growth in this range through 2020. These factors impact the time to achieve our $600 million EBITDA target by about a year. We remain on track to meet or exceed our commitment of $600 million in debt paydown by the end of 2020 as a result of strong profit performance, high cash flow conversion rates and our focused capital management programs.”

This guidance excludes approximately $15 to $20 million of pre-tax expenses required to integrate the Royal business and other businesses acquired in 2017, and between $6 and $8 million of pre-tax expenses related to ERP development costs. The company’s guidance could be impacted by further rule making relative to US Tax Reform. A complete reconciliation of the non-GAAP financial information contained in our 2019 guidance is not being provided in accordance with the “unreasonable efforts” exception of Item 10(e)(1)(i)(B) of Regulation S-K of the Securities and Exchange Commission.

Conference Call:

The Company will host an investor conference call to discuss fourth quarter results on Thursday, January 17, 2019, at 10:30 a.m. Eastern U.S. time. The conference call audio and accompanying presentation slides will be available to interested parties via a simultaneous webcast, and may be accessed from the company's website at https://investors.hbfuller.com/calendar. Participants should access the webcast 15 minutes prior to the start of the call to register for the event and install and test any necessary software. The webcast and presentation will be archived on the Company’s website. A telephone replay of the conference call will be available approximately 1 hour after the conclusion of the call, through Jan. 31, 2019. To access the telephone replay dial 1-877-344-7529 or 1-412-317-0088 and enter passcode 10127319.

Certain amounts presented in this release and the accompanying financial statements and data are preliminary and are subject to change in the company’s Annual Report on Form 10-K for the year ended December 1, 2018 when it is filed with the Securities and Exchange Commission.

Regulation G:

The information presented in this earnings release regarding segment operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share and adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) does not conform to generally accepted accounting principles (GAAP) and should not be construed as an alternative to the reported results determined in accordance with GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported GAAP results in the tables below with the exception of our forward-looking non-GAAP measures contained in our fiscal 2019 outlook, which are unknown or have not yet occurred.

About H.B. Fuller:
Since 1887, H.B. Fuller has been a leading global adhesives provider focusing on perfecting adhesives, sealants and other specialty chemical products to improve products and lives. With fiscal 2018 net revenue of over $3 billion, H.B. Fuller’s commitment to innovation brings together people, products and processes that answer and solve some of the world's biggest challenges. Our reliable, responsive service creates lasting, rewarding connections with customers in electronics, disposable hygiene, medical, transportation, aerospace, clean energy, packaging, construction, woodworking, general industries and other consumer businesses. And, our promise to our people connects them with opportunities to innovate and thrive. For more information, visit us at https://www.hbfuller.com/.

Safe Harbor for Forward-Looking Statements:

Certain statements in this document may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, including but not limited to the following: the Royal transaction may involve unexpected costs or liabilities; our business or stock price may suffer as a results of uncertainty surrounding the transaction; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance it or incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of restrictions contained on our debt agreements that limit the discretion of management in operating the business or ability to pay dividend; various risks to stockholders of not receiving dividends and risks to our ability to pursue growth opportunities if we continue to pay dividends according to the current dividend policy; we may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; we may be unable to successfully integrate Royal’s operations into our own, or such integration may be more difficult, time consuming or costly than expected; the ability to effectively implement Project ONE; political and economic conditions; product demand; competitive products and pricing; costs of and savings from restructuring initiatives; geographic and product mix; availability and price of raw materials; the Company’s relationships with its major customers and suppliers; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and environmental matters; the effect of new accounting pronouncements and accounting charges and credits; and similar matters. Further information about the various risks and uncertainties can be found in the Company’s SEC 10-K filing for the fiscal year ended December 2, 2017. All forward-looking information represents management’s best judgment as of this date based on information currently available that in the future may prove to have been inaccurate. Additionally, the variety of products sold by the Company and the regions where the Company does business make it difficult to determine with certainty the increases or decreases in net revenue resulting from changes in the volume of products sold, currency impact, changes in product mix, and selling prices. However, managements’ best estimate of these changes as well as changes in other factors have been included.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended	Percent of	13 Weeks Ended	Percent of
	December 1, 2018	Net Revenue	December 2, 2017	Net Revenue
Net revenue	$768,429	100.0%	$678,200	100.0%
Cost of sales	(558,829)	(72.7%)	(509,412)	(75.1%)
Gross profit	209,600	27.3%	168,788	24.9%

Selling, general and administrative expenses	(139,844)	(18.2%)	(151,126)	(22.3%)

Other expense, net	(2,324)	(0.3%)	(26,163)	(3.9%)
Interest expense	(27,574)	(3.6%)	(19,073)	(2.8%)
Interest income	3,005	0.4%	1,762	0.3%
Income (loss) before income taxes and income from equity method investments	42,863	5.6%	(25,812)	(3.8%)

Income (taxes) benefit	(3,488)	(0.5%)	16,691	2.5%

Income from equity method investments	1,990	0.3%	2,228	0.3%
Income (loss) from continuing operations	41,365	5.4%	(6,893)	(1.0%)

Net income (loss) including non-controlling interests	41,365	5.4%	(6,893)	(1.0%)

Net income attributable to non-controlling interests	(20)	(0.0%)	(14)	(0.0%)
Net income (loss) attributable to H.B. Fuller	$41,345	5.4%	$(6,907)	(1.0%)

Basic income (loss) per common share attributable to H.B. Fuller
Income from continuing operations	0.82		(0.14)
Basic income (loss) per common share attributable to H.B. Fuller	$0.82		$(0.14)

Diluted income (loss) per common share attributable to H.B. Fuller
Income from continuing operations	0.79		(0.13)
Diluted income (loss) per common share attributable to H.B. Fuller	$0.79		$(0.13)

Weighted-average common shares outstanding:
Basic	50,712		50,356
Diluted	52,017		51,724

Selected Balance Sheet Information (subject to change prior to filing of the Company's Annual Report on Form 10-K)
	December 1, 2018	December 2, 2017	December 3, 2016
Cash & cash equivalents	$150,793	$194,398	$142,245
Trade accounts receivable, net	485,719	473,700	351,130
Inventories	355,563	372,102	258,096
Trade payables	273,378	268,467	162,964
Total assets	4,175,271	4,373,243	2,066,565
Total debt	2,247,628	2,451,910	703,271

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	52 Weeks Ended	Percent of	52 Weeks Ended	Percent of
	December 1, 2018	Net Revenue	December 2, 2017	Net Revenue
Net revenue	$3,041,002	100.0%	$2,306,043	100.0%
Cost of sales	(2,204,108)	(72.5%)	(1,700,973)	(73.8%)
Gross profit	836,894	27.5%	605,070	26.2%

Selling, general and administrative expenses	(582,132)	(19.1%)	(477,030)	(20.7%)

Other income (expense), net	1,184	0.0%	(27,667)	(1.2%)
Interest expense	(110,994)	(3.6%)	(43,701)	(1.9%)
Interest income	11,774	0.4%	3,927	0.2%
Income from continuing operations before income taxes and income from equity method investments	156,726	5.2%	60,599	2.6%

Income benefit (taxes)	6,356	0.2%	(9,810)	(0.4%)

Income from equity method investments	8,150	0.3%	8,677	0.4%
Income from continuing operations	171,232	5.6%	59,466	2.6%

Net income including non-controlling interests	171,232	5.6%	59,466	2.6%

Net income attributable to non-controlling interests	(24)	(0.0%)	(48)	(0.0%)
Net income attributable to H.B. Fuller	$171,208	5.6%	$59,418	2.6%

Basic income per common share attributable to H.B. Fuller
Income from continuing operations	3.38		1.18
Basic income per common share attributable to H.B. Fuller	$3.38		$1.18

Diluted income per common share attributable to H.B. Fuller[a]
Income from continuing operations	3.29		1.15
Diluted income per common share attributable to H.B. Fuller[a]	$3.29		$1.15

Weighted-average common shares outstanding:
Basic	50,591		50,370
Diluted	51,975		51,619

Dividends declared per common share	$0.615		$0.590

[a] Income per share amounts may not add due to rounding

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 1, 2018	December 2, 2017	December 1, 2018	December 2, 2017

Net income attributable to H.B. Fuller	$41,345	$(6,907)	$171,208	$59,418

Acquisition project costs	616	1,894	2,833	5,258
Tonsan call option agreement	3,555	(1,705)	1,496	(3,946)
Organizational realignment	469	789	2,836	15,620
Royal restructuring and integration	5,930	43,893	20,351	47,423
Tax reform	(7,138)	-	(43,276)	-
Other	1,787	(1,415)	514	2,787
Adjusted net income attributable to H.B. Fuller[2]	46,564	36,549	155,962	126,560

Add:
Interest expense	27,468	17,949	110,624	42,365
Interest income	(3,005)	(720)	(11,774)	(2,886)
Income taxes	13,580	11,226	49,541	46,200
Depreciation expense	17,109	14,697	67,910	50,559
Amortization expense	18,855	13,114	76,490	36,243
Adjusted EBITDA[2]	120,571	92,815	448,753	299,041

Diluted Shares	52,017	51,724	51,975	51,619
Adjusted diluted income per common share attributable to H.B. Fuller[2]	$0.90	$0.71	$3.00	$2.45
Revenue	$768,429	$678,200	$3,041,002	$2,306,043
Adjusted EBITDA margin[2]	15.7%	13.7%	14.8%	13.0%

[2] Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	13 Weeks Ended	13 Weeks Ended
	December 1, 2018	December 2, 2017
Net Revenue:
Americas Adhesives	$278,105	$254,100
EIMEA	184,522	171,984
Asia Pacific	71,135	74,609
Construction Adhesives	105,922	80,450
Engineering Adhesives	128,745	97,057
Total H.B. Fuller	$768,429	$678,200

Segment Operating Income:
Americas Adhesives	$30,430	$17,579
EIMEA	9,424	68
Asia Pacific	6,939	5,402
Construction Adhesives	7,212	(9,891)
Engineering Adhesives	15,751	4,504
Total H.B. Fuller	$69,756	$17,662

Adjusted EBITDA[2]
Americas Adhesives	$44,988	$39,151
EIMEA	20,937	18,011
Asia Pacific	9,312	8,461
Construction Adhesives	18,460	9,389
Engineering Adhesives	27,059	15,869
Total H.B. Fuller	$120,756	$90,881

Adjusted EBITDA Margin[2]
Americas Adhesives	16.2%	15.4%
EIMEA	11.3%	10.5%
Asia Pacific	13.1%	11.3%
Construction Adhesives	17.4%	11.7%
Engineering Adhesives	21.0%	16.4%
Total H.B. Fuller	15.7%	13.4%

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	52 Weeks Ended	52 Weeks Ended
	December 1, 2018	December 2, 2017
Net Revenue:
Americas Adhesives	$1,099,918	$907,765
EIMEA	738,553	568,658
Asia Pacific	278,079	264,692
Construction Adhesives	446,101	260,330
Engineering Adhesives	478,351	304,598
Total H.B. Fuller	$3,041,002	$2,306,043

Segment Operating Income:
Americas Adhesives	$115,363	$91,198
EIMEA	40,060	18,821
Asia Pacific	17,995	14,826
Construction Adhesives	32,917	(12,975)
Engineering Adhesives	48,427	16,170
Total H.B. Fuller	$254,762	$128,040

Adjusted EBITDA[2]
Americas Adhesives	$172,112	$137,583
EIMEA	83,491	62,767
Asia Pacific	29,145	26,362
Construction Adhesives	77,834	26,393
Engineering Adhesives	81,463	39,090
Total H.B. Fuller	$444,045	$292,195

Adjusted EBITDA Margin[2]
Americas Adhesives	15.6%	15.2%
EIMEA	11.3%	11.0%
Asia Pacific	10.5%	10.0%
Construction Adhesives	17.4%	10.1%
Engineering Adhesives	17.0%	12.8%
Total H.B. Fuller	14.6%	12.7%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 1, 2018	December 2, 2017	December 1, 2018	December 2, 2017

Income before income taxes and income from equity method investments	$42,863	$(25,812)	$156,726	$60,599

Adjustments:
Acquisition project costs	848	2,846	3,957	7,990
Tonsan call option agreement	3,555	(1,705)	1,496	(3,946)
Organizational realignment	544	1,018	2,840	19,963
Royal restructuring and integration	8,094	66,486	28,566	71,917
Tax reform	305	-	305	-
Other	1,965	2,728	3,487	7,608
Adjusted income before income taxes and income from equity method investments [3]	$58,174	$45,561	$197,377	$164,131

[3] Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 1, 2018	December 2, 2017	December 1, 2018	December 2, 2017

Income Taxes	$(3,488)	$16,691	$6,356	$(9,810)

Adjustments:
Acquisition project costs	(232)	(952)	(1,124)	(2,732)
Organizational realignment	(75)	(230)	(4)	(4,343)
Royal restructuring and integration	(2,164)	(22,592)	(8,215)	(24,494)
Tax reform	(7,444)	-	(43,582)	-
Other	(177)	(4,143)	(2,972)	(4,821)
Adjusted income taxes[4]	$(13,580)	$(11,226)	$(49,541)	$(46,200)

Adjusted income before income taxes and income from equity method investments	$58,174	$45,561	$197,377	$164,131
Adjusted effective income tax rate[4]	23.3%	24.6%	25.1%	28.1%

[4] Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 1, 2018	December 2, 2017	December 1, 2018	December 2, 2017

Net revenue	768,429	678,200	3,041,002	2,306,043

Gross profit	$209,600	$168,788	$836,894	$605,070
Gross profit margin	27.3%	24.9%	27.5%	26.2%

Adjustments:
Acquisition project costs	526	1,344	2,521	4,287
Organizational realignment	235	442	1,533	11,452
Royal restructuring and integration	2,810	10,781	5,027	10,781
Other	2,407	(1,052)	2,407	(1,900)
Adjusted gross profit[5]	$215,578	$180,303	$848,382	$629,690
Adjusted gross profit margin[5]	28.1%	26.6%	27.9%	27.3%

[5] Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	13 Weeks Ended		52 Weeks Ended
	December 1, 2018	December 2, 2017	December 1, 2018	December 2, 2017

Selling, general and administrative expenses	$(139,844)	$(151,126)	$(582,132)	$(477,030)

Adjustments:
Acquisition project costs	323	1,359	1,436	3,561
Tonsan call option agreement	3,450	(1,780)	1,126	(4,233)
Organizational realignment	309	577	1,308	8,511
Royal restructuring and integration	5,114	29,957	23,370	35,387
Tax reform	305		305
Other	(442)	3,780	5,851	9,508
Adjusted selling, general and administrative expenses[6]	$(130,785)	$(117,233)	$(548,736)	$(424,296)

[6] Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
13 Weeks Ended December 1, 2018	$30,430	$9,424	$6,939	$7,212	$15,751	$69,756	$(28,411)	$41,345

Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	794	22	10	12	10	848	(232)	616
Tonsan call option agreement	-	-	-	-	3,449	3,449	106	3,555
Organizational realignment	12	361	4	163	4	544	(75)	469
Royal restructuring and integration	1,641	3,067	401	1,532	1,284	7,925	(1,995)	5,930
Tax reform	116	77	36	38	38	305	(7,443)	(7,138)
Other	2,024	142	(97)	(2)	(102)	1,965	(178)	1,787
Adjusted net income attributable to H.B. Fuller[2]	35,017	13,093	7,293	8,955	20,434	84,792	(38,228)	46,564
Add:
Interest expense	-	-	-	-	-	-	27,468	27,468
Interest income	-	-	-	-	-	-	(3,005)	(3,005)
Income taxes	-	-	-	-	-	-	13,580	13,580
Depreciation expense	4,504	5,400	1,599	3,091	2,515	17,109	-	17,109
Amortization expense	5,467	2,444	420	6,414	4,110	18,855	-	18,855
Adjusted EBITDA [2]	$44,988	$20,937	$9,312	$18,460	$27,059	$120,756	$(185)	$120,571

	Americas		Asia	Construction	Engineering		Corporate	H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
52 Weeks Ended December 1, 2018	$115,363	$40,060	$17,995	$32,917	$48,427	$254,762	$(83,554)	$171,208

Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	3,674	95	45	48	95	3,957	(1,124)	2,833
Tonsan call option agreement	-	-	-	-	1,126	1,126	370	1,496
Organizational realignment	199	1,701	9	922	9	2,840	(4)	2,836
Royal restructuring and integration	8,781	7,663	1,925	5,963	4,065	28,397	(8,046)	20,351
Tax reform	116	77	36	38	38	305	(43,581)	(43,276)
Other	4,422	1,712	651	786	687	8,258	(7,744)	514
Adjusted net income attributable to H.B. Fuller[2]	132,555	51,308	20,661	40,674	54,447	299,645	(143,683)	155,962
Add:
Interest expense	-	-	-	-	-	-	110,624	110,624
Interest income	-	-	-	-	-	-	(11,774)	(11,774)
Income taxes	-	-	-	-	-	-	49,541	49,541
Depreciation expense	17,626	22,088	6,574	11,653	9,969	67,910	-	67,910
Amortization expense	21,931	10,095	1,910	25,507	17,047	76,490	-	76,490
Adjusted EBITDA[2]	$172,112	$83,491	$29,145	$77,834	$81,463	$444,045	$4,708	$448,753

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
13 Weeks Ended December 2, 2017	$17,579	$68	$5,402	$(9,891)	$4,504	$17,662	$(24,569)	$(6,907)

Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	2,760	(71)	(34)	(35)	83	2,703	(809)	1,894
Tonsan call option agreement	-	-	-	-	(1,780)	(1,780)	75	(1,705)
Organizational realignment	130	514	35	274	66	1,019	(230)	789
Royal Restructuring	10,362	10,024	621	12,283	7,448	40,738	3,155	43,893
Other	713	946	451	142	476	2,728	(4,143)	(1,415)
Adjusted net income attributable to H.B. Fuller[2]	31,544	11,481	6,475	2,773	10,797	63,070	(26,521)	36,549
Add:
Interest expense	-	-	-	-	-	-	17,949	17,949
Interest income	-	-	-	-	-	-	(720)	(720)
Income taxes	-	-	-	-	-	-	11,226	11,226
Depreciation expense	4,056	4,656	1,525	2,378	2,082	14,697	-	14,697
Amortization expense	3,551	1,874	461	4,238	2,990	13,114	-	13,114
Adjusted EBITDA[2]	$39,151	$18,011	$8,461	$9,389	$15,869	$90,881	$1,934	$92,815

	Americas		Asia	Construction	Engineering			H.B. Fuller
	Adhesives	EIMEA	Pacific	Adhesives	Adhesives	Total	Unallocated	Consolidated
52 Weeks Ended December 2, 2017	$91,198	$18,821	$14,826	$(12,975)	$16,170	$128,040	$(68,622)	$59,418

Net income attributable to H.B. Fuller
Adjustments:
Acquisition project costs	6,904	312	151	157	323	7,847	(2,589)	5,258
Tonsan call option agreement	-	-	-	-	(4,233)	(4,233)	287	(3,946)
Organizational realignment	2,444	8,973	1,790	5,895	861	19,963	(4,343)	15,620
Royal Restructuring	11,850	11,220	731	14,022	8,345	46,168	1,255	47,423
Other	2,188	2,379	1,133	711	1,197	7,608	(4,821)	2,787
Adjusted net income attributable to H.B. Fuller[2]	114,584	41,705	18,631	7,810	22,663	205,393	(78,833)	126,560
Add:
Interest expense	-	-	-	-	-	-	42,365	42,365
Interest income	-	-	-	-	-	-	(2,886)	(2,886)
Income taxes	-	-	-	-	-	-	46,200	46,200
Depreciation expense	14,491	15,917	5,976	7,432	6,743	50,559	-	50,559
Amortization expense	8,508	5,145	1,755	11,151	9,684	36,243	-	36,243
Adjusted EBITDA[2]	$137,583	$62,767	$26,362	$26,393	$39,090	$292,195	$6,846	$299,041

Note: Adjusted EBITDA is a non-GAAP financial measure. The tables above provide a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH
(unaudited)

13 Weeks Ended December 1, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	5.0%	4.3%	2.4%	0.2%	2.1%	3.5%
Volume	(4.0%)	(1.5%)	(3.1%)	(1.0%)	15.8%	(0.1%)
Mix	2.4%	0.3%	(1.1%)	(2.5%)	(1.1%)	0.4%
Acquisition	11.8%	12.1%	1.1%	35.9%	19.8%	14.7%
Constant Currency Growth[7]	15.2%	15.2%	(0.7%)	32.6%	36.6%	18.5%

F/X	(5.8%)	(7.9%)	(4.0%)	(1.0%)	(4.0%)	(5.2%)
	9.4%	7.3%	(4.7%)	31.6%	32.6%	13.3%

Organic Revenue Growth[7]	3.4%	3.1%	-1.8%	-3.3%	16.8%	3.8%

52 Weeks Ended December 1, 2018

	Americas Adhesives	EIMEA	Asia Pacific	Construction Adhesives	Engineering Adhesives	Total HBF
Price	3.8%	4.4%	1.4%	0.0%	4.8%	3.4%
Volume	(3.4%)	(0.9%)	0.9%	(0.2%)	9.2%	(0.3%)
Mix	1.4%	0.4%	(0.5%)	(1.0%)	0.7%	0.6%
Acquisition	22.1%	24.3%	1.5%	72.4%	39.9%	28.3%
Constant Currency Growth[7]	23.9%	28.2%	3.3%	71.2%	54.6%	32.0%

F/X	(2.7%)	1.7%	1.8%	0.2%	2.5%	(0.1%)
	21.2%	29.9%	5.1%	71.4%	57.1%	31.9%

Organic Revenue Growth[7]	1.8%	3.9%	1.8%	-1.2%	14.7%	3.7%

[7] Constant currency revenue growth is a non-GAAP financial measure defined as changes in revenue due to price, volume, mix and acquisitions and excludes revenue changes driven by foreign currency translation. Organic revenue growth is a non-GAAP financial measure defined as constant currency revenue growth less growth from acquisitions.

1

Proforma results were provided to reflect the historical combination of H.B. Fuller and Royal as of the comparable prior periods before the acquisition was completed in October of 2017. The proforma results and reconciliations to GAAP outcomes were filed on a Form 8-K dated March 28, 2018.